UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported) April 2, 2004
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                            FBL Financial Group, Inc.
                            -------------------------
             (Exact name of registrant as specified in its charter)

Iowa                                1-11917                        42-1411715
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(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
of incorporation)                                            Identification No.)


5400 University Avenue, West Des Moines,
Iowa                                                                   50266
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(Address of principal executive
offices)                                                           (Zip Code)

Registrant's telephone number, including area code (515) 225-5400
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



Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.
(c) Exhibits.

Exhibit 99.1 News release dated April 2, 2004 announcing a $75 million senior notes offering.

Item 9. Reg FD Disclosure
On April 2, 2004, FBL issued a press release in the form of Exhibit 99.1.


RISK FACTORS

As a holding company, we will depend on our subsidiaries for funds to meet our payment obligations but our subsidiaries' ability to make distributions is limited by law.

As a holding company, we primarily rely on dividends from subsidiaries to meet our obligations.

The ability of our subsidiaries, Farm Bureau Life and EquiTrust Life Insurance Company (collectively, the "Life Companies"), to pay dividends to FBL Financial is limited by law to earned profits (statutory unassigned surplus) as of the date the dividend is paid, as determined in accordance with accounting practices prescribed by insurance regulatory authorities of the State of Iowa. In addition, under the Iowa Insurance Holding Company Act, the Life Companies may not pay an "extraordinary" dividend without prior notice to and approval by the Iowa Insurance Commissioner. An "extraordinary" dividend is defined under the Iowa Insurance Holding Company Act as any dividend or distribution of cash or other property whose fair market value, together with that of other dividends or distributions made within the preceding 12 months, exceeds the greater of (i) 10% of policyholders' surplus (total statutory capital stock and statutory surplus) as of December 31 of the preceding year, or (ii) the statutory net gain from operations of the insurer for the 12-month period ending December 31 of the preceding year. On December 31, 2003, Farm Bureau Life transferred the stock of EquiTrust to FBL Financial through an "extraordinary" dividend, which was approved by the Iowa Insurance Commissioner. As a result, Farm Bureau Life will not be able to distribute dividends to FBL Financial during 2004 without further regulatory approval. During 2004, the maximum amount legally available for distribution to FBL Financial from EquiTrust without further regulatory approval is $13.4 million.

FBL Financial and its subsidiaries are separate and distinct legal entities, and the subsidiaries of FBL Financial have no obligation to pay interest or principal due on the obligations of FBL Financial or to make funds available for that purpose, whether in the form of loans, dividends or other distributions.

In addition, the Life Companies are subject to the risk-based capital, or RBC, requirement of the National Association of Insurance Commissioners ("NAIC") set forth in the Risk-Based Capital for Insurers Model Act, or the Model Act. The main purpose of the Model Act is to provide a tool for insurance regulators to evaluate the capital of insurers relative to the risks assumed by them and determine whether there is a need for possible corrective action. U.S. insurers and reinsurers are required to report the results of their RBC calculations as part of the statutory annual statements filed with state insurance regulatory authorities.

The Model Act provides for four different levels of regulatory actions based on annual statements, each of which may be triggered if an insurer's total adjusted capital, as defined in the Model Act, is less than a corresponding RBC.

         o The company action level is triggered if an insurer's total adjusted capital is less than 200% of its authorized control level RBC, as defined in the Model Act. At the company action level, the insurer must submit a plan to the regulatory authority that discusses proposed corrective actions to improve its capital position.

         o The regulatory action level is triggered if an insurer's total adjusted capital is less than 150% of its authorized control level RBC. At the regulatory action level, the regulatory authority will perform a special examination of the insurer and issue an order specifying corrective actions that must be followed.

         o If an insurer's total adjusted capital is less than its authorized control level RBC, the regulatory authority is authorized (although not mandated) to take regulatory control of the insurer.

         o The mandatory control level is triggered if an insurer's total adjusted capital is less than 70% of its authorized control level RBC, and at that level the regulatory authority must take regulatory control of the insurer. Regulatory control may lead to rehabilitation or liquidation of an insurer.

As of December 31, 2003, the total adjusted capital of Farm Bureau Life was 724% of authorized control level RBC and the total adjusted capital of EquiTrust was 520% of authorized control level RBC.

Although we believe our current sources of funds provide adequate cash flow to us to meet our current and reasonably forseeable future obligations, there can be no assurance that we will continue to have access to these sources in the future.

Risk Factors Relating to our Business and the Insurance Industry

Our business is highly dependent on our relationship with Farm Bureau organizations.

Our business relies significantly upon the maintenance of our right to use the "Farm Bureau" and "FB" trade names and related trademarks and service marks, which are controlled by the American Farm Bureau Federation. The American Farm Bureau Federation has granted to each state Farm Bureau federation the right to use these designations in their respective states and to allow their subsidiaries and affiliates, upon receipt of written permission from the American Farm Bureau Federation, to do so. The American Farm Bureau Federation requires the state Farm Bureau federations to ensure, through stock ownership, positions on the Board or license provisions, that the subsidiary or affiliate permitted to use such designations conducts its operations in a manner consistent with the policies of the American Farm Bureau Federation and the state Farm Bureau federations. Policies of the American Farm Bureau Federation and state Farm Bureau federations are responsive to the purposes of the organizations, which is to improve the financial well being and quality of life of farmers, ranchers and other rural residents through education and representation with respect to public policy issues. Under the agreements governing our use of such designations and marks, the American Farm Bureau Federation and each state Farm Bureau federation have the right to terminate our rights. We use the designations and marks for each of the states in our Farm Bureau marketing territory. Our right to use the designations and marks could be terminated by the American Farm Bureau Federation as to all states (i) in the event of a material breach of the trademark license not cured by us within 60 days, (ii) immediately, in the event of termination by the American Farm Bureau Federation of the State Farm Bureau's membership in the American Farm Bureau Federation or (iii) in the event of a material breach of the state Farm Bureau's membership agreement with the American Farm Bureau Federation, including by reason of the failure of the state Farm Bureau to cause us to adhere to the aforementioned policies. In addition, our royalty agreements with the state Farm Bureau Federations can be terminated without cause at the conclusion of the royalty agreements. The royalty agreements range in length from one year, which renew automatically unless either party gives notification to terminate the agreement, to 30 years, depending on the state. We believe our relationship with the Farm Bureau provides a number of advantages. Farm Bureau organizations in our current territory tend to be well known and long established, have active memberships and provide a number of member benefits other than financial services. The strength of these organizations provides enhanced prestige and brand awareness for our products and increased access to Farm Bureau members. The loss of the right to use these designations in a key state or states could have a material adverse effect upon operating results.

We may have conflicts of interests with the Farm Bureau.
Our business and operations and the business and operations of the American Farm Bureau Federation, its affiliates, and state Farm Bureaus are interrelated. The substantial overlap of the business, executive officers and Directors of the Company and the state Farm Bureau federations may give rise to conflicts of interest among such companies. Such conflicts could arise, for example, with respect to business dealings among such companies, the use of a common agency force, the sharing of employees, space and other services and facilities under intercompany agreements, and the allocation of business opportunities among the companies. Additional conflicts of interest could arise due to the fact that the Presidents of the state Farm Bureau federations, who serve as Directors elected by Class B stockholders pursuant to the Stockholders Agreement, are elected as Presidents by members of Farm Bureau organizations, many of whom are also purchasers of our products. Conflicts of interest could also arise between the Company and the various state Farm Bureau Federations in our life-only states, whose presidents serve as Directors of the Company, and which control their state affiliated property-casualty insurance company, with respect to the use of the common agency force. We have adopted a conflict of interest policy which requires a Director to disclose to the Board of Directors and any appropriate committee of the Board, the existence of any transaction or proposed transaction in which the Director has a direct or indirect interest, and the material facts relating thereto.

Changes in interest rates may affect our earnings negatively.
The profitability of our life insurance and annuity businesses is affected by interest rate changes. In periods of increasing interest rates, life insurance policy loans and life insurance policy and annuity surrenders and withdrawals may increase as policyholders seek investments with higher perceived returns. If these circumstances arise, then the resulting increase in cash outflows could require us to sell invested assets at a time when the prices for those assets have declined because of the increase in market interest rates, which could cause us to suffer investment losses.

Periods of low or declining interest rates have the potential to affect our earnings negatively in the following principal ways:

o Decreased yield on our fixed income investments. Low or declining interest rates decrease the yield we earn on fixed income investments added to our portfolio, thereby reducing our overall portfolio yield. A lower yield could compress the margins we earn on many of our products, such as universal life and certain annuities, on which we are contractually obligated to pay customers a fixed minimum interest rate.

o Increased surrenders and reinvestments at lower rates. In a period of low or declining interest rates, if policyholders cancel their policies or withdraw the cash values of their policies to seek better investment yields, our revenues are likely to decrease. In the absence of new sales, cancellations and withdrawals by policyholders will tend to decrease our long-term earnings. Also, if market interest rates decline, net investment income will decrease if higher yielding fixed income securities mature or are redeemed and the proceeds are reinvested in lower yielding securities.

o Impact on sales of fixed annuities. A period of generally low or declining interest rates could result in lower sales of fixed annuities, relative to other investment options, than we otherwise might have achieved.

o Impact on unfunded liability of pension plan. Declining interest rates may lead to increases in the unfunded liability of our pension plans (or creation of unfunded liability where no such liability previously existed), which could lead to significant costs for us in the form of increased contributions to our pension plans to satisfy required funding obligations.

o Exposure to guaranteed crediting rates. Declining interest rates could increase our exposure to losses from life insurance and fixed annuity products featuring guaranteed interest credits.

General economic conditions, including changing interest rates and market volatility, affect both the risks and the returns on both our products and our investment portfolio.

The market value of our investments and our investment performance, including yields and realization of gains or losses, may vary depending on economic and market conditions. Such conditions include the shape of the yield curve, the level of interest rates and recognized equity and bond indices, including, without limitation, the S&P 500 Index(R), S&P 500, the Dow Jones Industrial Average, the NASDAQ 100, the Lehman Aggregate Bond Index and the Lehman U.S. Treasury Bond Index (the "Indices"). Interest rate risk is our primary market risk exposure. Substantial and sustained increases and decreases in market interest rates can materially and adversely affect the profitability of our products, the market value of our investments and the reported value of stockholders' equity.

From time to time, for business or regulatory reasons, we may be required to sell certain of our investments at a time when their market value is less than the carrying value of these investments. Rising interest rates may cause declines in the value of our fixed maturity securities. With respect to our available for sale fixed maturity securities, such declines (net of income taxes and certain adjustments for assumed changes in amortization of deferred policy acquisition costs, value of insurance in force acquired and unearned revenue reserve) reduce our reported stockholders' equity and book value per share.

A key component of our net income is the investment spread. A narrowing of investment spreads may adversely affect operating results. Although we have the right to adjust interest crediting rates on a substantial portion of our direct business in force, changes to crediting rates may not be sufficient to maintain targeted investment spreads in all economic and market environments. In general, our ability to lower crediting rates is subject to a minimum crediting rate filed with and approved by state regulators. In addition, competition and other factors, including the potential for increases in surrenders and withdrawals, may limit our ability to adjust or maintain crediting rates at levels necessary to avoid the narrowing of spreads under certain market conditions.

The profitability of our index annuities that are tied to market indices is significantly affected by the spread on interest earned on investments, by the cost of underlying call options purchased to fund the credits owed to contract holders and by the minimum interest guarantees owed to the contract holder, if any. If there were little or no gains in the one-year options purchased over the expected life of an index annuity, we would incur expenses for credited interest over and above our option costs. This would cause our spreads to tighten and reduce our profits, or potentially result in losses on these products.

We assume a significant amount of business through coinsurance agreements.
In addition to writing direct insurance business, we assume through coinsurance agreements a percentage of certain annuity business written by American Equity Investment Life Insurance Company ("American Equity") and certain traditional life, universal life and annuity business written by EMC National Life Company ("NTL"). Our ability to manage the products covered by the coinsurance arrangements is limited and we can make no assurances that our coinsurance counterparties will make decisions regarding the operations of the business covered by the coinsurance agreements in the same manner that we would or in a manner that would have a positive impact on the business covered by the coinsurance arrangements. In addition, we rely on American Equity and NTL to supply us with accurate financial and accounting data relating to the business coinsured.

Our reinsurance program involves risks because we remain liable with respect to the liabilities ceded to reinsurers if the reinsurers fail to meet the obligations assumed by them.

We reinsure a portion of our life insurance exposure with unaffiliated insurance companies under traditional indemnity reinsurance agreements. New sales of participating whole life and universal life products are reinsured above prescribed limits and do not require the reinsurer's prior approval within certain guidelines. New sales of term life products are reinsured on a first dollar quota share basis and do not require the reinsurer's prior approval within certain guidelines. These treaties are automatically renewed and nonterminable for the first 10 years with regard to cessions already made and are terminable after 90 days with regard to future cessions. After 10 years, we have the right to recapture previously ceded business up to the level of current cessions. Generally, we enter into indemnity reinsurance arrangements to assist in diversifying our risks and to limit our maximum loss on risks that exceed our policy retention limits. Our maximum retention limit on an insured life after June 30, 1999 is $1,100,000. For business issued prior to July 1, 1999, the maximum retention is generally limited to $600,000. However, we are exercising our recapture rights to increase retention to current levels after this business is 10 years old. Indemnity reinsurance does not fully discharge our obligation to pay claims on the reinsured business. As the ceding insurer, we remain responsible for policy claims to the extent the reinsurer fails to pay claims. Should any reinsurer fail to meet the obligations assumed under such reinsurance, we remain liable with respect to the liabilities ceded.

A significant ratings downgrade may have a material adverse effect on our business.

Ratings are an important factor in establishing the competitive position of insurance companies. If our ratings were lowered significantly, our ability to market products to new customers could be harmed and existing policyholders might cancel their policies or withdraw the cash values of their policies. These events, in turn, could have a material adverse effect on our net income and liquidity. Our ratings reflect the agencies' opinions as to the financial strength, operating performance and ability to meet obligations to policyholders of our insurance company subsidiaries but are not ratings of the Notes offered hereby. There is no assurance that a credit rating will remain in effect for any given period of time or that a rating will not be reduced, suspended or withdrawn entirely by the applicable rating agency, if in the rating agency's judgment, circumstances so warrant.

Farm Bureau Life and EquiTrust are rated "A" (Excellent) by A.M. Best Company, Inc. ("A.M. Best"), A.M. Best's third highest rating of 13 ratings assigned to solvent insurance companies, which currently range from "A++" (Superior) to "D"
(Poor). In addition, both Farm Bureau Life and EquiTrust are rated "A" by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc. ("S&P"), whose financial strength ratings for solvent insurance companies range from "AAA" (Extremely Strong) to "CC" (Extremely Weak). A.M. Best and S&P ratings consider claims paying ability and are not a rating of investment worthiness. The current A A.M. Best rating for EquiTrust was issued with a negative outlook.

Our investment portfolio is also subject to credit quality risks which may diminish the value of our invested assets and affect our sales, profitability and reported book value per share.

We are subject to the risk that the issuers of our fixed maturity securities and other debt securities (other than our U.S. agency securities), and borrowers on our commercial mortgages, will default on principal and interest payments, particularly if a major downturn in economic activity occurs.

As of December 31, 2003, we held $5.4 billion of fixed income securities, $321 million of which represented below-investment grade holdings. Of these $321 million of below-investment grade holdings, 81% were acquired as investment grade holdings but, as of December 31, 2003, had been downgraded to below investment grade. An increase in defaults on our fixed maturity securities and commercial mortgage loan portfolios could harm our financial strength and reduce our profitability.

We use derivative instruments to fund the annual credits on our index annuities. We purchase derivative instruments from a number of counterparties through American Equity. If our counterparties fail to honor their obligations under the derivative instruments, we will have failed to provide for crediting to policyholders related to the appreciation in the applicable indices. Any such failure could harm our financial strength and reduce our profitability.

We also have three interest rate swaps with a notional amount of $150.0 million to manage interest rate risk on a portion of our flexible premium deferred annuity contracts. We purchased these instruments from two different counterparties. If these counterparties fail to honor their obligations, we will have additional exposure to an increase in interest rates, which could harm our financial strength and reduce our profitability.

We may experience volatility in net income due to changes in standards for accounting for derivatives.

The Financial Accounting Standards Board issued Statement of Financial Accounting Standards, or SFAS No. 133, which became effective for us on January 1, 2001. Under SFAS No. 133, as amended, all derivative instruments (including certain derivative instruments embedded in other contracts) are recognized in the balance sheet at their fair values and changes in fair value are recognized immediately in earnings. This impacts the items of revenue and expense we report in four ways.

o We must mark to market the purchased call options we use to fund the annual index credits on our index annuities based upon quoted market prices from related counterparties. We record the change in fair value of these options as a component of our revenues. Included within the change in fair value of the options is an element reflecting the time value of the options, which initially is their purchase cost declining to zero at the end of their one-year lives. The change in the difference between fair value and remaining option cost at beginning and end of year totaled $15.6 million in 2003, $2.8 million in 2002 and $2.7 million in 2001.

o Under SFAS No. 133, the future annual index credits on our index annuities are treated as a "series of embedded derivatives" over the expected life of the applicable contracts. We are required to estimate the fair value of these embedded derivatives. Our estimates of the fair value of these embedded derivatives are based on assumptions related to underlying policy terms (including annual cap rates, participation rates, asset fees and minimum guarantees), index values, notional amounts, strike prices and expected lives of the policies. The change in fair value of embedded derivatives increases with increases in volatility in the Indices and interest rates. The change in fair value of the embedded derivatives will not correspond to the change in fair value of the purchased options because the purchased options are one-year options while the options valued in the fair value of embedded derivatives cover the expected life of the contract which typically exceeds 10 years. Changes in the value of the embedded derivatives included in the index annuity contracts totaled $14.2 million in 2003, $1.0 million in 2002 and $1.2 million in 2001.

o We adjust the amortization of deferred policy acquisition costs to reflect the impact of the two items discussed above. o Our earnings are also affected by the changes in the value of the embedded derivatives in convertible fixed maturity securities that allow the conversion of fixed maturity securities into equity securities. Changes in the value of the embedded derivatives totaled $0.4 million in 2003, $(0.6) million in 2002 and $(1.1) million in 2001. The application of SFAS No. 133 in future periods to the revenues and expenses related to our index annuity business may cause volatility in our reported net income.

Our earnings are influenced by our claims experience, which is difficult to estimate. If our future claims experience does not match our pricing assumptions or past results, our earnings could be materially adversely affected.

Our earnings are significantly influenced by the claims paid under our insurance contracts and will vary from period to period depending upon the amount of claims incurred. There is only limited predictability of claims experience within any given month or year. The liability that we have established for future insurance and annuity policy benefits is based on assumptions concerning a number of factors, including interest rates, expected claims, persistency and expenses. In the event our future experience does not match our pricing assumptions or our past results, our operating results could be materially adversely affected.

Inaccuracies in assumptions regarding future persistency, mortality and interest rates used in calculating reserve and deferred policy acquisition expense amounts could have a material adverse impact on our net income.

The process of calculating reserve and deferred policy acquisition expense amounts for an insurance organization involves the use of a number of assumptions including those related to persistency (how long a contract stays with the company), mortality (the relative incidence of death in a given time or place) and interest rates (the rates expected to be paid or received on financial instruments, including insurance or investment contracts). Actual results could differ significantly from those assumed. Inaccuracies in one or more of these assumptions could have a material adverse impact on our net income.

The insurance industry has been the target of sales practice litigation.
In recent years, life insurance companies have been named as defendants in lawsuits, including class actions, relating to life insurance and annuity sales and pricing practices, market timing issues, fee sharing arrangements and other issues. A number of these lawsuits have resulted in substantial jury awards or settlements. Future litigation relating to sales or other business practices may affect us negatively by requiring us to pay substantial awards or settlements, increasing our legal costs, diverting management attention from other business issues or harming our reputation with customers.

We are highly regulated and changes in these regulations could affect our business negatively.

Our Life Companies are subject to government regulation in their state of domicile and also in each of the jurisdictions in which they are licensed or authorized to do business. Governmental agencies have broad administrative power to regulate many aspects of the insurance business, including trade and claim practices, accounting methods, premium rates, marketing practices, advertising, policy forms and capital adequacy. These agencies are concerned primarily with the protection of policyholders rather than shareholders or creditors.
Moreover, insurance laws and regulations, among other things:

o establish solvency requirements, including minimum reserves and capital and surplus requirements;

o limit the amount of dividends, tax distributions, intercompany loans and other payments insurance company subsidiaries can make without prior regulatory approval;

o impose restrictions on the amounts and types of investments insurance companies may hold; and

o    require assessments to pay claims of insolvent insurance companies.

The NAIC continuously examines existing laws and regulations. We cannot predict the effect that any NAIC recommendations or proposed or future legislation or rule making in the United States or elsewhere may have on our financial condition or operations.

Our investment management and broker/dealer subsidiaries are highly regulated and these regulations could affect our business negatively.

Our investment management subsidiary is registered with the SEC as an investment adviser and is subject to the requirements of the Investment Advisers Act of 1940, as amended, and the rules thereunder ("Advisers Act"), and certain of its employees may be subject to state regulation. In addition, this subsidiary also manages investment companies that are registered under the Investment Company Act of 1940, as amended, and the rules thereunder ("Investment Company Act"), which place additional restrictions on its managers. Moreover, certain of our separate accounts are registered as investment companies under the Investment Company Act. The investment companies we advise and our registered separate accounts are themselves highly regulated under the Investment Company Act. In addition, our broker/dealer subsidiary that distributes the shares of our managed investment companies and separate accounts is a broker/dealer registered with the SEC and is subject to regulation under the Exchange Act and is a member of, and is subject to regulation by, the National Association of Securities Dealers, Inc. ("NASD"), and is subject to various state laws. The registered representatives of our broker/dealer subsidiary and of other broker/dealers who distribute our securities products are regulated by the SEC and NASD and are further subject to applicable state laws. We cannot predict the effect that any proposed or future legislation or rule making by the SEC, NASD or the states will have on our financial condition or operational flexibility.

We face competition from companies that have greater financial resources, broader arrays of products, higher ratings and stronger financial performance, which may impair our ability to retain existing customers, attract new customers and maintain our profitability and financial strength.

We operate in a highly competitive industry. The operating results of companies in the insurance industry historically have been subject to significant fluctuations due to competition, economic conditions, interest rates, investment performance, maintenance of insurance ratings from rating agencies and other factors. We believe our ability to compete with other insurance companies is dependent upon, among other things, our ability to attract and retain agents to market our insurance products, our ability to develop competitive and profitable products and our ability to maintain high ratings from A.M. Best and S&P. In connection with the development and sale of our products, we encounter significant competition from other insurance companies, and other financial institutions, such as banks and broker/dealers, many of which have financial resources substantially greater than ours.

National banks, with pre-existing customer bases for financial services products, may increasingly compete with insurers, as a result of legislation removing restrictions on bank affiliations with insurers. This legislation, the Gramm-Leach-Bliley Act of 1999, permits mergers that combine commercial banks, insurers and securities firms under one holding company. Until passage of the Gramm-Leach-Bliley Act, prior legislation had limited the ability of banks to engage in securities-related businesses and had restricted banks from being affiliated with insurance companies. The ability of banks to increase their securities-related business or to affiliate with insurance companies may materially and adversely affect sales of all of our products by substantially increasing the number and financial strength of our potential competitors.

Certain changes in the accounting standards issued by the Financial Accounting Standards Board or other standard-setting bodies could have a material impact on our reported net income.

We are subject to the application of GAAP, which is periodically revised and/or expanded. As such, we are periodically required to adopt new or revised accounting standards issued by a number of recognized authoritative bodies, including the Financial Accounting Standards Board, the SEC and the American Institute of Certified Public Accountants. It is possible that future changes required to be adopted could change the current accounting treatment that we apply and such changes could have material adverse effects on our reported net income and/or equity. In addition, changes in statutory accounting principles could also adversely affect our statutory net income and/or statutory surplus.

Changes in state and federal regulation may affect our profitability.
We are subject to regulation under applicable insurance statutes, including insurance holding company statutes, in the various states in which our life subsidiaries write insurance. The Life Companies are domiciled in Iowa. We are currently licensed to sell our products in 47 states in the United States.

Insurance regulation is intended to provide safeguards for policyholders rather than to protect shareholders of insurance companies or their holding companies. Regulators oversee matters relating to trade practices, policy forms, claims practices, guaranty funds, types and amounts of investments, reserve adequacy, insurer solvency, minimum amounts of capital and surplus, transactions with related parties, changes in control and payment of dividends.

State insurance regulators and the NAIC continually reexamine existing laws and regulations, and may impose changes in the future.

Our life subsidiaries are subject to the NAIC's risk-based capital requirements which are intended to be used by insurance regulators as an early warning tool to identify deteriorating or weakly capitalized insurance companies for the purpose of initiating regulatory action. Our life subsidiaries also may be required, under solvency or guaranty laws of most states in which they do business, to pay assessments up to certain prescribed limits to fund policyholder losses or liabilities of insolvent insurance companies.

Although the federal government does not directly regulate the insurance business, federal legislation and administrative policies in several areas, including pension regulation, age and sex discrimination, financial services regulation, securities regulation and federal taxation, can significantly affect the insurance business. As increased scrutiny has been placed upon the insurance regulatory framework, a number of state legislatures have considered or enacted legislative proposals that alter, and in many cases increase, state authority to regulate insurance companies and holding company systems. In addition, legislation has been introduced in Congress which could result in the federal government assuming some role in the regulation of the insurance industry. The regulatory framework at the state and federal level applicable to our insurance products is evolving. The changing regulatory framework could affect the design of such products and our ability to sell certain products. Any changes in these laws and regulations could materially and adversely affect our business, financial condition or results of operations.

From time to time, various tax law changes have been proposed that could have an adverse effect on our business, including the elimination of all or a portion of the income tax advantage for annuities and life insurance. If the legislation were enacted to eliminate the tax deferral for annuities, such a change would have a material adverse effect on our ability to sell non-qualified annuities.

Changes in federal income taxation laws, including recent reductions in individual income tax rates, may affect sales of our products and profitability.

The annuity products that we market generally offer tax advantages to the policyholders, as compared to other savings instruments such as certificates of deposit and taxable bonds. This tax preference is the deferral of income tax on the earnings during the accumulation period of the annuity as opposed to the current taxation of other savings instruments. Legislation eliminating the tax deferral for certain annuities would have a material adverse effect on our ability to sell non-qualified annuities. Non-qualified annuities are annuities that are sold to a policyholder other than an individual retirement account or other qualified retirement plan.

The favorable tax treatment of insurance products may give certain of our products a competitive advantage over other noninsurance products. Legislation may be enacted that, while not directly affecting the taxation of insurance products, may have the effect of reducing or eliminating this relative advantage. On May 28, 2003, President Bush signed the Jobs and Growth Tax Relief Reconciliation Act of 2003, which reduces the federal income tax rates applicable to certain dividends and capital gains realized by individuals. This legislation may lessen the competitive advantage of certain of our products relative to other investments that generate dividend and/or capital gain income. As a result, demand for certain of our products that offer income tax deferral may be affected negatively. Additionally, Congress has from time to time considered other legislation that would reduce or eliminate the benefits to policyowners of the deferral of taxation on the accretion of value within certain insurance products or might otherwise affect the taxation of insurance products and insurance companies relative to other investments. To the extent that the Internal Revenue Code of 1986, as amended (the "Code"), is revised to reduce the tax-deferred status of insurance products, or to reduce the taxation of competing products, all life insurance companies, including us, could be adversely affected.

The 2001 modification of federal income tax law, which increases the size of estates exempt from the federal estate tax, phases in reductions in the estate tax rate and repeals the estate tax entirely in 2011, could have a negative impact on our revenues from the sale of estate planning products, including in particular our new sales of second-to-die life insurance policies. While we cannot predict what future legislation will be enacted, additional legislation could be enacted that negatively impacts industry sales of certain products.

We face risks relating to litigation, including the costs of such litigation, management distraction and the potential for damage awards, which may adversely impact our business.

We are occasionally involved in litigation, both as a defendant and as a plaintiff. In addition, state regulatory bodies, such as state insurance departments, the SEC, the NASD, the Department of Labor, and other regulatory bodies regularly make inquiries and conduct examinations or investigations concerning our compliance with, among other things, insurance laws, securities laws, the Employee Retirement Income Security Act of 1974, as amended, and laws governing the activities of broker-dealers. Companies in the life insurance and annuity business have faced litigation, including class action lawsuits, alleging improper product design, improper sales practices and similar claims. While we are not a party to any lawsuit that we believe will have a material adverse effect on our business, financial condition or results of operations, there can be no assurance that such litigation, or any future litigation, will not have such an effect, whether financially, through distraction of our management or otherwise.

EXHIBIT INDEX
Exhibit No.               Description
-----------               -----------

Exhibit 99.1              News release of the registrant dated April 2, 2004

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FBL Financial Group, Inc.
-------------------------
(Registrant)

Date April 2, 2004

/s/ James W. Noyce
------------------
James W. Noyce
Chief Financial Officer